                                                                      EXHIBIT 11



                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                      Three months ended    Six months ended
                                       June 30, 1996         June 30, 1996
                                     -------------------   -------------------
       1.  Net income                     $10,188,416           $18,942,879
       2.  Weighted average common
            shares outstanding             18,018,855            18,260,120
                                          -----------           -----------
       3.  Earnings per
            common share                  $      0.57           $      1.04
                                          ===========           ===========

       4.  Weighted average common
            shares outstanding             18,018,855            18,260,120

       5.  Common stock equivalents
            due to dilutive
            effect of stock options           920,044               969,155
                                          -----------           -----------

       6.  Total weighted average
            common shares and
            equivalents outstanding        18,938,899            19,229,275
                                          ===========           ===========

       7.  Primary earnings per share     $      0.54           $      0.99
                                          ===========           ===========

       8.  Total weighted average
            common shares and
            equivalents outstanding
            (Line 6)                       18,938,899            19,229,275

       9.  Additional dilutive shares
            using end of period market
            value versus average market
            value for the computation of
            stock options under the
            treasury stock method               ---                  ---
                                          -----------           -----------

      10.  Total shares for fully
            diluted earnings per share     18,938,899            19,229,275
                                          ===========           ===========

      11.  Fully diluted earnings
            per share                     $      0.54           $      0.99
                                          ===========           ===========